Exhibit 99.3

LIBERTY MEDIA CORPORATION ANNOUNCES CLOSING OF
$1 BILLION OF CASH CONVERTIBLE SENIOR NOTES DUE 2023

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation ("Liberty Media") (Nasdaq: LMCA, LMCB) announced the closing on October 17, 2013 of a private offering of $1 billion aggregate principal amount of its 1.375% Cash Convertible Senior Notes due 2023 (including $100 million aggregate principal amount of notes pursuant to the initial purchasers’ option to purchase additional notes, which was exercised in full on October 11, 2013). In connection with the offering of the notes, Liberty Media has entered into privately negotiated cash convertible note hedge and warrant transactions with counterparties including certain of the initial purchasers (and/or their respective affiliates). Liberty Media intends to use the net proceeds from the notes offering, together with the proceeds from the sale of the warrants, to fund the cash convertible note hedge transactions and to pay down a portion of its outstanding margin loans, with the remaining net proceeds expected to be used for general corporate purposes.
The notes will mature on October 15, 2023 and will be convertible, under certain circumstances, into cash based on the trading prices of the underlying shares of Liberty Media’s Series A common stock. All conversions of the notes will be settled solely in cash, and not through the delivery of any securities.
Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC acted as joint book-running managers for the offering.
The notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes were offered by means of an offering memorandum and sold solely to "Qualified Institutional Buyers" pursuant to, and as that term is defined in, Rule 144A of the Securities Act.
Forward-Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the repayment of our margin loans and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions, changes in law and government regulations and other matters affecting the business of Liberty Media. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-Q and 10-K and any subsequently filed Forms 8-K, including the Form 8-K filed on the date hereof, for additional information about Liberty Media and about the risks and uncertainties related to its business which may affect the statements made in this press release.

About Liberty Media Corporation
Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420